EXHIBIT 23.2


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Interplay Entertainment Corp.


We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-50254, Form S-8 No. 333-60583, Form S-3 No. 333-50252, Form
S-3 No. 333-59088 and Form S-3 No. 333-60272) of Interplay Entertainment Corp. of our report dated May 31, 2005 relating to December 31, 2004 consolidated financial statements and schedule, which report appears in the December 31, 2005 annual report on Form 10-K of Interplay Entertainment Corp. for the year ended December 31, 2005.


/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

May 17, 2006